   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

 of the

SECURITIES EXCHANGE ACT OF 1934

        Date of Event Requiring Report: February 10, 2004

SOLAR ENERGY LIMITED (Exact Name of Registrant as Specified on its Charter)

000-30060                                                     76-0418364

        (Commission File Number)                   (IRS Employer Identification Number)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)

112 C Longview Drive, Los Alamos, New Mexico 87544

(Address of Principal Executive Offices)

(505) 672-2000

(Registrant’s Telephone Number, Including Area Code)

ITEM 4. Changes in Registrant’s Certifying Accountant

On February 10, 2004, Solar Energy Limited (“Company”) dismissed Chisholm & Associates (“Chisholm”) the principal accountants previously engaged to audit the Company’s financial statements and retained Chisholm, Bierwolf & Nilson, LLC (“Bierwolf”) as the principal auditors to replace Chisholm. The Company’s board of directors approved the change of accountants from Chisholm to Bierwolf.

The audit reports of Chisholm on the Company’s financial statements for the fiscal years ending December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal years ending December 31, 2002 and December 31, 2001 including the subsequent interim periods since engagement through February 10, 2004, the date of dismissal, the Company had no disagreements with Chisholm with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Chisholm to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal years ending December 31, 2002 and December 31, 2001 including the subsequent interim periods since engagement through February 10, 2004, the date of Chisholm’s dismissal, and prior to the appointment of Bierwolf, the Company (or anyone on its behalf) did not consult with Bierwolf regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Bierwolf in respect to these matters during the time periods detailed herein.

The Company provided Chisholm with a copy of this report prior to filing it with the Securities and Exchange Commission (“Commission”). The Company requested that Chisholm furnish the Company with a letter to the Commission stating whether Chisholm agrees with the above statements. A copy of that letter dated February 12, 2004 is filed as an Exhibit to this Form 8-K.

ITEM 7. Exhibits

The following exhibit is included as part of this report:

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION
16(i)	Link	Letter from Chisholm stating that it has reviewed the Form 8-K and has no objection to the statements made within this Form 8-K.

Dated: February 12, 2004

SOLAR ENERGY LIMITED

A Delaware corporation

By: /s/ David JonesDavid
Jones, Chief Executive Officer